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                                                                    Exhibit 10.5


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated December 1, 1996, by and between SPINCYCLE, INC., a Minnesota corporation (the "Company") and PETER AX, a New York resident ("Executive").

         WHEREAS, the Company and Executive wish to enter into an employment agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and the Executive set forth below, the Company and Executive agree as follows:

         1. Employment. The Company agrees to employ Executive as Chief Financial Officer and Executive accepts such employment and agrees to perform services for the Company for the period and upon the other terms and conditions set forth in this Agreement

         2. Term. Unless terminated at an earlier date in accordance with other provisions of this Agreement, the term of Executive's employment hereunder shall be for a period of four (4) years, commencing on the date of this Agreement. Thereafter, the term of this Agreement shall be automatically extended for successive one (1) year periods unless either party objects to such extension by written notice to the other party at least six (6) months prior to the end of the initial term or any extension term.

         3. Position and Duties.

                  3.1 Service with Company. During the term of this Agreement, Executive agrees to serve as Chief Financial Officer and to perform such other reasonable employment duties, consistent with Executive's position and as the Board of Directors of the Company shall assign to him from time to time. Executive agrees to serve the Company faithfully and to the best of his ability.

         4. Compensation.

                  4.1 Base Salary. As compensation in full for all services to be rendered by the Executive during the term of this Agreement, the Company shall pay to Executive a base salary of $150,000.00 per year, which salary shall be paid in accordance with the Company's normal payroll procedures and policies.

                  4.2 Incentive Compensation. In addition to the base salary described in Section 4.01, Executive shall be eligible to participate in any incentive compensation plans which may be established by the Board of Directors of the Company from time to time.
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                  4.3 Participation in Benefit Plans. Executive shall also be entitled to participate in all employee benefit plans or programs (including vacation time) of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

                  4.4 Expenses. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

                  4.5 Options. Executive shall be entitled to receive stock options under the Company's Employee Stock Option Plan as the Board of Directors may deem appropriate from time to time.

         5. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement or at any time thereafter Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspect of the business of the Company. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of the Agreement, Executive will refrain from any acts or omissions that would reduce the value of such confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Executive.

         6. Noncompetition Covenant.

                  6.1 Agreement Not to Compete.




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                           (a) Executive agrees that, during the term of his
employment by the Company and for a period of one (1) year after the termination of such employment (whether such termination is with or without cause, or whether such termination is occasioned by Executive or the Company), he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement.

                           (b) The Company shall make monthly payments to
Executive, in consideration for Executive's agreement not to compete, equal to his monthly base salary at the time of termination (excluding any bonus or other compensation or employee benefits); provided, however, that such payments will cease if Executive's employment has been terminated "for cause" as defined elsewhere in this Agreement and the Company, at its option, elects to terminate Executive's agreement not to compete.

                  6.2 Geographic Extent of Covenant. The obligations of Executive under Section 6.01 shall apply to any geographic area in which the
Company:

                           (a) has engaged in business during the term of this
Agreement through production, promotional, sales or marketing activity, or otherwise; or

                           (b) has otherwise established its goodwill, business
reputation, or any customer or supplier relations.

                  6.3 Indirect Competition. Executive further agrees that, during the term of this Agreement, he will not, directly or indirectly, assist or encourage any other person in carrying out, direct or indirectly, any activity that would be prohibited by the above provisions of this Section if such activity were carried out by Executive, either directly or indirectly; and in particular Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

         7. Termination.

                  7.1 Grounds for Termination.

         Executive's employment with the Company shall terminate prior to the expiration of any initial term set forth in this Agreement or any extension thereof under any of the circumstances set forth below.

                           (a) By the Company if during the initial term or any
extension thereof:

                                    (i)      Executive shall die, or



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                                    (ii)     The Board of Directors of the
                                             Company shall determine that:

                                             (1)      Executive has become
                                                      disabled, or

                                             (2)      Executive has breached
                                                      this Agreement in any
                                                      material respect, which
                                                      breach is not cured by
                                                      Executive or is not
                                                      capable of being cured by
                                                      Executive within thirty
                                                      (30) days after written
                                                      notice of such breach is
                                                      delivered to Executive, or

                                             (3)      Executive has engaged in
                                                      willful and material
                                                      misconduct which shall
                                                      mean the willful engaging
                                                      by Executive in illegal
                                                      conduct that is materially
                                                      and demonstrably injurious
                                                      to the Company.

         All terminations pursuant to this Section 7.01 (a) shall be deemed "for cause." If Executive's employment is terminated "for cause," the Company's obligation to pay base salary and other compensation to Executive shall cease as of the date of termination except as provided in Sections 6.01(b) or 7.04, if applicable.

                           (b) By the Company without cause whereupon Executive
shall receive his base salary for the remaining term of the Agreement together with any accrued bonuses or other accrued incentive compensation.

                           (c) By the Executive at any time by giving ninety
(90) days advance notice of his intention to terminate his employment with the Company. Further, if Executive terminates his employment, the Company's obligation to pay base salary and other compensation to Executive shall cease as of the date of termination except as provided in Section 6.01(b).

Notwithstanding any termination of this Agreement and Executive's employment by the Company, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment including without limitation the provisions of Sections 5 and 6 hereof.

                  7.2 "Disability" Defined. The Board of Directors may determine that Executive has become disabled, for the purposes of this Agreement, in the event that Executive shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement over a period of ninety
(90) days during any one hundred eighty (180) day period. The existence or nonexistence of grounds for termination of this Agreement for any reason under
Section 7.01(b)(i) will be determined in good faith by the Board or Directors after notice in



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writing given to Executive at least thirty (30) days prior to such determination. During such thirty (30) day period, Executive shall be permitted to make a presentation to the Board of Directors for its consideration.

                  7.3 Surrender of Records and Property. Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

                  7.4 Severance Upon Death or Disability. If this Agreement is terminated upon the death or disability of Executive, the Company agrees to pay compensation as follows:

                           (a) Upon death, base salary for 12 months payable
monthly; and

                           (b) Upon disability, base salary for 12 months
payable monthly.

         8. Miscellaneous.

                  8.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota.

                  8.2 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreement, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  8.3 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  8.4 Amendments. No amendments or modifications of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

                  8.5 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by an estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless



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specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  8.6 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement by in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.


                  8.7 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 10.

                  8.8 Injunctive Relief. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5 and 6. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.





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         IN WITNESS WHEREOF, Executive and Company have executed this Agreement as of the date set forth in the first paragraph.

                                   SPINCYCLE, INC.




                                   By: /s/ Patrick A. Clifton
                                       ------------------------------------
                                      Its: Chief Executive Officer
                                           --------------------------------




                                   /s/ Peter L. Ax
                                   ----------------------------------------
                                   Peter Ax



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